EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-285816 on Form S-3 of our report dated February 27, 2026, relating to the financial statements of Sierra Pacific Power Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 27, 2026